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                                                                    Exhibit 21.1

    The following is a list of subsidiaries of RPM, Inc. as of May 31, 1999.

                                                          Jurisdiction of
Name                                                      Incorporation
----                                                      -------------

Bondex International, Inc.                                    Ohio
Consolidated Coatings Corporation                             Ohio
         Consolidated Inter-Continental Corporation           Ohio
         Consolidated Protective Coatings, Ltd.               Canada
Day-Glo Color Corp.                                           Ohio
Kop-Coat, Inc.                                                Ohio
         Alox Corporation                                     New York
                  Alox International Sales Corporation        New York
Republic Powdered Metals, Inc.                                Ohio
Tremco Incorporated (1)                                       Ohio
         Weatherproofing Technologies, Inc.                   Delaware
         Paramount Technical Products, Inc.                   South Dakota
         Tremco A.B.                                          Sweden
         Tremco GmbH                                          Germany
         Tremco Ltee./Ltd.                                    Canada
                  Tremco Limited                              U.K.
                           OY Tremco Ltd.                     Finland
                           Tretol Group Ltd.                  U.K.
                           Tretol Ltd.                        U.K.
                           Tretobond Ltd.                     U.K.
         Tremco Asia Pte. Ltd.                                Singapore
         Tremco Asia Pacific Pty. Limited                     Australia
                  Tremco Pty. Limited                         Australia
                  PABCO Products Pty. Limited                 Australia
                  Tremco (NZ) Limited                         New Zealand
                  Tremco Japan Pty. Ltd.                      Australia
         Tremco Far East Limited                              Hong Kong
                  Tremco Malaysia Sdn. Bhd.                   Malaysia
                  Tremco Far East Ltd.                        Korea
                  Tremco Far East Ltd.                        Singapore
Bondo/Mar-Hyde Corporation                                    Ohio
The Euclid Chemical Company.(2)                               Ohio
Westgate Advertising, Inc.                                    Ohio
Carboline Company                                             Delaware
         Carboline International Corporation(3)               Delaware
                  Carboline Dubai Corporation                 Missouri
         Map II, Inc.                                         Delaware
RPM World Trade, Ltd.                                         Virgin Islands
RPM World Trade, Inc.                                         Delaware
Stonhard, Inc.(4)                                             Delaware
         Parklin Management Group, Inc.                       Ohio

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         Stonhard Ltd.                                        Canada
         Stonhard S.A.                                        Luxembourg
         Stonhard S.A. de C.V. Mexico                         Mexico
         Stonhard de Mexico S.A. de C.V.                      Mexico
         Juarez Immobiliaria S.A. de C.V.                     Mexico
Plasite Protective Coatings, Inc.                             Delaware
         Briner Paint Mfg. Co.                                Texas
American Emulsions Co., Inc.                                  Georgia
         Lubraspin Corporation                                Georgia
         Select Dye & Chemical, Inc.                          Georgia
DesignCraft Fabric Corporation                                Illinois
Chemical Specialties Manufacturing Corp.                      Maryland
RPM of Mass, Inc.                                             Massachusetts
         Haartz-Mason, Inc.                                   Massachusetts
         Westfield Coatings Corporation                       Massachusetts
William Zinsser & Co. Incorporated                            New Jersey
         Richard E. Thibaut, Inc.                             New York
         Mantrose-Haeuser Co., Inc.                           Massachusetts
Mohawk Finishing Products, Inc.                               New York
         H. Behlen & Bro., Inc.                               New York
Bondex International (Canada) Ltee./Ltd.                      Canada
Chemical Coatings, Inc.                                       North Carolina
First Colonial Insurance Company, Inc.                        Vermont
Fibergrate Composite Structures Incorporated                  Delaware
         Fibergrate Corporation(5)                            Texas
         Chemgrate Corporation                                Washington
         Chem-Grate Corporation                               Tennessee
         Chemgrate (Asia), Inc.(6)                            Washington
         Chemgrate (PRC), Inc.(6)                             Washington
Dryvit Holdings, Inc.                                         Rhode Island
         Dryvit Systems, Inc.(7)                              Rhode Island
                  Dryvit Systems, Canada Ltd.                 Canada
                  Tech 21 Panel Systems, Inc.                 Rhode Island
                  Ultra-Tex Surfaces, Inc.                    California
                  Metro Clean Systems, Inc.                   Delaware
Rust-Oleum Corporation(8)                                     Illinois
         Rust-Oleum Sales Company, Inc.                       Ohio
         ROC Sales, Inc.                                      Illinois
         Rust-Oleum International Corporation                 Delaware
Star Finishing Products, Inc.                                 Illinois
TCI, Inc.                                                     Georgia
The Testor Corporation                                        Ohio
The Flecto Company, Inc.(9)                                   California
Flecto International Supply, Inc.                             Nevada
         Flecto Coatings Ltd.                                 Canada
RPM/Europe B.V.                                               Netherlands
         Carboline Europe B.V.                                Netherlands
         Rust-Oleum Netherlands, B.V.                         Netherlands

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         Martin Mathys Nederland B.V.                         Netherlands
         Radiant Color N.V.                                   Belgium
                  Martin Mathys N.V.                          Belgium
         RPOW U.K. Limited                                    U.K.
                  Chemspec Europe Limited                     U.K.
                  Rust-Oleum U.K. Limited                     U.K.
                  Stonhard U.K. Limited                       U.K.
                  Carboline U.K. Limited                      U.K.
                  Mantrose U.K. Limited                       U.K.
                           Agricoat Industries Limited        U.K.
                           Wm. Zinsser Limited                U.K.
                  Stonhard (Ireland) Limited                  Ireland
         RPM Holdings UK Limited                              U.K.
                  Dore Holdings Limited                       U.K.
                           Nullifire Limited                  U.K.
                           Amtred Limited                     U.K.
         RPOW France S.A.                                     France
                  Rust-Oleum France S.A.                      France
                  Stonhard S.A.S.                             France
                  Corroline France S.A.                       France
                  Bati-Traital S.A.R.L.                       France
         Tremco B.V.                                          Netherlands
RPM/Belgium N.V.                                              Belgium
         Monile France S.A.R.L.                               France
RPM/Lux Consult S.A.                                          Luxembourg
RPM Asia Pte. Ltd.                                            Singapore
         RPM China Pte. Ltd.                                  Singapore
                  Magnagro Industries Pte. Ltd.(10)           Singapore
         Espan Corporation Pte. Ltd. (11)                     Singapore
                  Espan Building Industries Pte. Ltd.         Singapore
         Alumanation (M) Sdn. Bhd.                            Malaysia


(1) Tremco Incorporated owns 50% of the outstanding stock of Sime Tremco Sdn. Bhd., a Malaysian company.

(2) The Euclid Chemical Company owns 100% of the outstanding shares of two Ohio corporations, Redwood Transport, Inc. and Euclid Chemical International Sales Corporation, and is a 51% joint venture partner in Euclid Admixture Canada, Inc., a Canadian corporation; a 51% joint venture partner in Euclid Admixture LLC, a Mississippi limited liability company; a 49% joint venture partner in Eucomex S.A., a Mexican company; and a 49% joint venture partner in Toxement S.A., a Columbian company.

(3) Carboline International Corporation owns 80% of Chemrite Coatings (Pty.), Limited, a South African corporation; 49% of Carboline Korea Ltd.; 45% of Carboline Norge A/S; 49% of Carboline Middle East LLC; 33.33% of Japan Carboline Company and 40% of CDC Carboline (India) Private Ltd.

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(4)       Stonhard, Inc. owns 79% of Stonhard Deutschland GmbH, a German corporation, which, in turn, owns 100% of Alteco Technik GmbH, a German corporation. Parklin Management Group, Inc. owns the remaining 21% of Stonhard Deutschland GmbH. Stonhard, Inc. also owns 75% of Stonhard South America Ltda., a Brazilian limited liability company and is a 50% joint venture partner in Stonhard Distribuidora de Suelos Industriales S.A., a Spanish corporation.

(5) Fibergrate Corporation owns 50% of Fibergrate B.V., a Netherlands corporation.

(6) Chemgrate (Asia), Inc. and Chemgrate (PRC), Inc. each own 50% of Chemgrate Shanghai FRP Co. Ltd., a Chinese corporation.

(7) Dryvit Systems, Inc. is a 51% joint venture partner in Beijing Dryvit Chemical Building Materials Co., Ltd., a Chinese company and a 55.41% joint venture partner in Dryvit Systems USA (Europe) sp z.oo., a Polish company.

(8) Rust-Oleum owns 70% of the outstanding shares of Multicor S.A. Agentina I. y C., an Argentine corporation.

(9)       The Flecto Company, Inc. owns 79% of the outstanding shares of Harry
          A. Crossland Investments, Ltd., a Nevada corporation, which, in turn, owns 100% of Crossland Distributors Ltd., a Canadian corporation. The remaining 21% of the outstanding shares of Harry A. Crossland Investments, Ltd. are owned by Flecto Coatings Ltd.

(10) Magnagro Industries Pte. Ltd. owns 100% of the outstanding shares of Dryvit Pacific Coating Systems (SIP) Co. Ltd., a Chinese corporation, and 90% of the outstanding shares of Shanghai Ban Lee Heng Construction Co., Ltd., a Chinese corporation.

(11) Espan Corporation Pte. Ltd. owns 40% of the outstanding shares of Pacific Goldhill Pte. Ltd., a Singapore corporation.